Exhibit 10.1

AMENDMENT NUMBER ONE TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT AND WAIVER OF DEFAULTS

This AMENDMENT NUMBER ONE TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT AND WAIVER OF DEFAULTS (this “Amendment”), dated as of December 31, 2014, is entered into by and among Bridge Bank, National Association (“Lender”), on the one hand, and Selectica, Inc., a Delaware corporation (“Selectica”), and Selectica Sourcing Inc., a Delaware corporation (“Sourcing,” together with Selectica, each a “Borrower,” and collectively “Borrowers”) on the other hand, with reference to the following facts:

A.     Borrowers and Lender previously entered into that certain Amended and Restated Business Financing Agreement, dated as of July 25, 2014 (as amended, the “Agreement”);

B.     Borrowers are in default of the provision of the Agreement set forth in the table set forth on Schedule A attached hereto, as at the dates indicated in such Schedule (the “Existing Defaults”);

C.     Borrowers have requested that Lender (1) waive the Existing Defaults, (2) make certain amendments to the Agreement; and

D.     Lender has agreed with such requests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.     Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2.     Amendments to Section 4.12. Section 4.12 is hereby amended and restated in its entirety as follows:

4.12	Maintain Borrowers' financial condition as follows in accordance with GAAP (except to the extent modified by the definitions herein):

(a)	An Asset Coverage Ratio shall not be less than 2.00 to 1.00, tested as of the end of each month, beginning with the month ended October 31, 2014.

(b)	EBITDA to not negatively deviate by more than 20% of the projections approved by Borrowers’ boards of directors with respect to the fiscal quarter ending December 31, 2014.

3.     Amendments to Section 12.1.

(a)	The following defined term is hereby deleted in its entirety:

“Current Ratio”

(b)	The following new defined terms are hereby added to Section 12.1 of the Agreement in alphabetical order:

“Asset Coverage Ratio” means (i) the sum of (a) Borrowers’ unrestricted cash maintained on deposit at Lender (or subject to a control agreement in form and substance reasonably acceptable to Lender in its sole discretion) (excluding proceeds of Cash-Secured Advances) plus (b) Eligible Receivables (as reported on the most recent borrowing base certificate), divided by (ii) the Obligations (excluding Cash-Secured Advances).

“EBITDA” means, with respect to the Borrowers on a consolidated basis, the sum of (a) net profit, plus (b) interest, plus (c) depreciation, plus (d) amortization, plus (d) stock compensation expense, each as defined in accordance with GAAP.

4.     Amendment to Exhibit A. Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth in Schedule B attached hereto.

5.     Waiver of Existing Defaults. Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby waives the Existing Defaults. This waiver of the Existing Defaults shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrowers to any other or further waiver in any similar or other circumstances.

6.     Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment and the waiver of the Existing Defaults set forth in Section 5 above are subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

(a)     Lender shall have received this Amendment, duly executed by Borrowers;

(b)     Lender shall have received an amendment fee in the amount of $12,500, which fee shall be fully-earned and non-refundable;

(c)     After giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing; and

(d)     After giving effect to this Amendment, all of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

7.     Representations and Warranties. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

(a)     After giving effect to this Amendment, no Event of Default or Default is continuing;

(b)     After giving effect to this Amendment, all of the representations and warranties set forth in the Agreement and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

(c)     This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

8.     Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.     Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

10.     No Other Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default (other than the Existing Defaults), whether or not known to Lender and whether or not existing on the date of this Amendment.

11.     Release.

(a)     Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(b)     Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

12.     Reaffirmation of the Agreement. The Agreement as amended hereby remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

SELECTICA, INC.,
a Delaware corporation

By
Name:
Title:

SELECTICA SOURCING INC.,
a Delaware corporation

By
Name:
Title:

BRIDGE BANK, NATIONAL ASSOCIATION

By
Name:
Title:

Amendment Number One to Amended and Restated Business Financing Agreement and Waiver of Defaults